Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Snail, Inc.

Culver City, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-267483) of Snail, Inc. of our report dated March 29, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 29, 2023